UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

4235 Commerce Street

Little River, South Carolina 29566

(843) 390-2500

Dear Integrated Environmental Technologies, Ltd. Stockholder:

You are cordially invited to attend the Annual meeting of Stockholders of Integrated Environmental Technologies, Ltd., a Delaware corporation, (“IET”) to be held on June 21, 2006, at 11:00 a.m., local time, at 4235 Commerce Street, Little River South Carolina. At the Annual meeting, you will be asked to consider and vote on the following proposals:

1.

To elect a new Board of Directors for Integrated Environmental Technologies, Ltd. to hold office until the next annual Stockholders’ meeting, (current nominations are for William E. Prince, Marion Sofield, James Pate and Dr. Valgene Dunham);

2.	To reaffirm Weaver & Martin, LLC as auditors for the next year;

3.	To transact such other business as may properly come before the Annual meeting or any adjournment or postponement.

The Board of Directors has specified April 24, 2006, at the close of business, as the record date for the purpose of determining the Stockholders who are entitled to receive notice of and to vote at the Annual meeting. A list of the Stockholders entitled to vote at the Annual meeting will be available for examination by any Stockholder at the Annual meeting. For ten days prior to the Annual meeting, this Stockholder list will also be available for inspection by Stockholders at our corporate offices at 4235 Commerce Street, Little River, SC 29566 during ordinary business hours.

Please read the proxy statement and other materials concerning Integrated Environmental Technologies, Ltd., which are mailed with this notice, for a more complete statement regarding the Proposals to be acted upon at the Annual meeting.

Whether or not you plan to attend the Annual meeting, please take the time to vote on the Proposals submitted by completing and mailing the enclosed proxy to us. Please sign, date and mail your proxy indicating how you wish to vote. If you fail to return your proxy, the effect will be a vote against the Proposals.

Sincerely,

/s/ William E. Prince

William E. Prince

PRESIDENT

The Proposals voted upon have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities regulators nor has the SEC or any state securities regulator passed upon the fairness or merits of the Proposals or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

This proxy statement is dated May 24, 2006, and is first being mailed to Integrated Environmental Technologies, Ltd. Stockholders on or about May 24, 2006 to Stockholders of record as of April 24, 2006.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

4235 Commerce Street

Little River, South Carolina 29566

(843) 390-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2006

Dear Integrated Environmental Technologies, Ltd. Stockholder:

We will hold the Annual Meeting of Stockholders of Integrated Environmental Technologies, Ltd. on June 21, 2006, at 11:00 a.m., local time, at 4235 Commerce Street, Little River, South Carolina for the following purposes:

1.

To elect a new Board of Directors for Integrated Environmental Technologies, Ltd. to hold office until the next annual Stockholders’ meeting, (current nominations are for William E. Prince, Marion Sofield, James Pate and Dr. Valgene Dunham);

2.	To reaffirm Weaver & Martin, LLC as auditors for the next year;

3.	To transact such other business as may properly come before the Annual meeting or any adjournment or postponement.

The Board of Directors has determined that the Proposals are fair to, and in the best interests of, the Integrated Environmental Technologies, Ltd. Stockholders and unanimously recommends that you vote “FOR” the Proposals.

Only Integrated Environmental Technologies, Ltd. Stockholders of record at the close of business on April 24, 2006 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement thereof. A complete list of the Stockholders entitled to vote at the Annual meeting or any adjournments or postponements of the Annual meeting will be available at and during the Annual meeting.

The information contained in this letter is only a summary of the actions to be voted on at the Annual Meeting and is not meant to be complete and exhaustive. You are encouraged to read the attached proxy statement, including its exhibits, in its entirety for further information regarding the proposals.

YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO THE COMPANY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE

YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ANYTIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. IF YOU RETURN A PROXY WITHOUT SPECIFYING A CHOICE ON THE PROXY, THE PROXY WILL BE VOTED “FOR” THE PROPOSALS. IT MAY BE POSSIBLE FOR YOU TO VOTE IN PERSON AT THE ANNUAL MEETING EVEN IF YOU HAVE RETURNED A PROXY. PLEASE REVIEW THE PROXY STATEMENT FOR MORE INFORMATION.

By Order of the Board of Directors

/s/ William E. Prince

William E. Prince

PRESIDENT

4235 Commerce Street.

Little River, South Carolina 29566

May 24, 2006

THE ANNUAL MEETING

Time, Place and Date

We are furnishing this proxy statement to Integrated Environmental Technologies, Ltd. Stockholders in connection with the solicitation of proxies by the Integrated Environmental Technologies, Ltd. Board of Directors for use at the Annual meeting of Stockholders of Integrated Environmental Technologies, Ltd. to be held on June 21, 2006, at 11:00 a.m., local time, at 4235 Commerce Street, Little River, South Carolina, or any adjournment or postponement thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders.

Purpose of the Meeting

At the Annual Meeting, holders of Integrated Environmental Technologies, Ltd. common stock of record as of the close of business on April 24, 2006 will be eligible to vote upon the following proposals:

PROPOSAL 1.	Election of Directors:

Our Stockholders elect the members of the Board of Directors annually. Current nominations are for William E. Prince, Marion Sofield, James Pate and Dr. Valgene L. Dunham. The election of our directors requires a plurality of the votes cast in person or by proxy at the meeting. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if any nominee should become unavailable for election, the accompanying proxy will be voted for the election of our current directors as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the director. The Company has no reason to believe that Mr. Prince, Ms. Sofield, Mr. Pate or Dr. Dunham will be unavailable.

The following information is provided regarding the nominees for election to the Board of Directors.

William E. Prince, age 55, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Prince served as Executive Director of the Albemarle Economic Development Commission from 1999 to August 2003. Mr. Prince was Branch and Regional Manager of Law/Gibb Group, an employee-owned international environmental engineering consulting firm from 1996 to 1999. Mr. Prince was Vice President and Branch Manager for Froehling & Robertson, a family-owned environmental consulting firm from 1994 to 1996. From 1990 to 1994, Mr. Prince served as Vice President for Business Development and was a principal and owner with Ragsdale Consultants, Inc. and DSA Design Group, both privately held engineering and environmental consulting firms. From 1979 to 1990, Mr. Prince held various management positions with Law Engineering and Environmental Services, an employee-owned international consulting firm. Primary responsibilities were new ventures and company growth.

Marion Sofield, age 45, has served as Secretary of the Company since April 23, 2004 and has served as a Director of the Company since August 5, 2004. Presently, Ms. Sofield is also Vice President of Operations for I.E.T., Inc. Formerly the Executive Director of Matrix Technology Alliance, Inc. (2003-2004), Ms. Sofield joined our staff to develop and implement operating systems and production capabilities that will move the Company into a production mode. Ms. Sofield has eight years of experience, from 1993-2002, in economic development management and has owned and operated two successful businesses of her own. From 1983 through 1987, Ms. Sofield served as a Corporate Secretary/Treasurer for Lord-Wood, Larsen Associates, Inc., a civil engineering firm formerly located in West Hartford, Connecticut. Ms. Sofield, a 1983 graduate of Radford University, was recently honored in Washington, D.C. as the 2003 Business Person of the Year by the United States of America’s Business Advisory Council.

James C. Pate, age 65, has served as a Director of the Company since May 12, 2005. Mr. Pate is President of Fisher Enterprises and J. C. Pate Engineering, located in Fayetteville, North Carolina and has a broad range of experience in all phases of construction projects, including site acquisition, economic analysis, planning, design, and project management on varied architectural and civil engineering projects. Mr. Pate has previously served as engineering manager with Exxon Oil and the U.S. Army Corps of Engineers. Areas of expertise include developing and review of design alternatives, concept designs and working drawings, and associated budgets and schedules, financing/funding alternatives, as well as value engineering. Mr. Pate has extensive experience with all facets of environmental engineering issues. Typical projects that Mr. Pate manages include airports, industrial buildings, water systems and waste water systems, landfills, fuel handling and storage facilities, locks and dams, bridges, waterways, shopping centers, marinas, docks, and wharfs, land development, condominiums and golf courses.

Dr. Valgene L. Dunham, age 64, is currently a Director of the Registrant. Dr. Dunham is also the Vice President for Grants, Contract Administration and Research Planning for Coastal Carolina University in South Carolina. In the fall semester of 2002, Dr. Dunham served as the Special Assistant to the President of Coastal Carolina University. In the summer of 2002, Dr. Dunham served as Interim Provost of Coastal Carolina University. From 1995 through 2002, Dr. Dunham served as Dean of the College of Natural & Applied Sciences of Coastal Carolina University. In 1969, Dr. Dunham received his Ph.D. in Botany from Syracuse University in New York. In 1965, Dr. Dunham received his Masters in General Science from Syracuse University in New York.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF WILLIAM E. PRINCE, MARION SOFIELD, JAMES PATE AND DR. VALGENE L. DUNHAM.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an Audit Committee; our directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

NOMINATING COMMITTEE

We do not have a Nominating Committee or Nominating Committee Charter. Our Board of Directors performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

The Company does not have a standing Nominating Committee and has not adopted a charter for the nominations function. The Board is in the process of evaluating the establishment of a Nominating Committee.

Director Nomination Procedures

At present, all of the members of the Board participate in discussions regarding nominees for director. The Board has determined that it is appropriate for all members of the Board to participate in the selection of directors since all of the Board members will work and interact with each nominee and each director brings unique skills and experience to the process of evaluating personnel. All of our directors approved the selection of each nominee for director named in this proxy statement.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Board considers the following criteria:

1.

whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. During 2005, the Company received no recommendation for directors from any of its non-officer/director stockholders.

We will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for the Company’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 4235 Commerce Street, Little River, South Carolina 29566.

STOCKHOLDER COMMUNICATIONS

Any stockholder communications to the Board should be forwarded to the attention of the Corporate Secretary at our offices at 4235 Commerce Street, Little River, South Carolina 29566.

Our Corporate Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the Chairman of the Board, the Board of Directors, or other individual directors as appropriate.

CODE OF ETHICS

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision to not adopt such a code of ethics results from our having only two officers and four directors operating as the management for the Company. We believe that the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

CURRENT OFFICERS AND DIRECTORS

The members of our Board of Directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Information as to our current directors and executive officers is as follows:

Name	Age	Title

William E. Prince	55	President, CEO, Chairman, Treasurer
Marion Sofield	45	Secretary, Director
James C. Pate	65	Director
Dr. Valgene L. Dunham	64	Director
Paul Branagan**	63	Director

** Mr. Branagan has elected not to stand for reelection as a director.

Duties, Responsibilities and Experience

William E. Prince has served as Chairman of the Board, Chief Executive Officer, and a Director of the Company since August 27, 2003. Presently, Mr. Prince is also the President of I.E.T., Inc. Mr. Prince served as Executive Director of the Albemarle Economic Development Commission from 1999 to August 2003. Mr. Prince was Branch and Regional Manager of Law/Gibb Group, an employee-owned international environmental engineering consulting firm, from 1996 to 1999. Mr. Prince was Vice President and Branch Manager for Froehling & Robertson, a family-owned environmental consulting firm, from 1994 to 1996. From 1990 to 1994, Mr. Prince served as Vice President for Business Development and was a principal and owner with Ragsdale Consultants, Inc. and DSA Design Group, both privately held engineering and environmental consulting firms. From 1979 to 1990, Mr. Prince held various management positions with Law Engineering and Environmental Services, an employee-owned international consulting firm. Primary responsibilities were new ventures and company growth.

Marion Sofield has served as Secretary of the Company since April 23, 2004 and has served as a Director of the Company since August 5, 2004. Presently, Ms. Sofield is also Vice President of Operations for I.E.T., Inc. Formerly the Executive Director of Matrix Technology Alliance, Inc. (2003-2004), Ms. Sofield joined our staff to develop and implement operating systems and production capabilities that will move the Company into a production mode. Ms. Sofield has eight years of experience, from 1993-2002, in economic development management and has owned and operated two successful businesses of her own. From 1983 through 1987, Ms. Sofield served as a Corporate Secretary/Treasurer for Lord-Wood, Larsen Associates, Inc., a civil engineering firm formerly located in West Hartford, Connecticut. Ms. Sofield, a 1983 graduate of Radford University, was recently honored in Washington, D.C. as the 2003 Business Person of the Year by the United States of America’s Business Advisory Council.

James C. Pate has served as a Director of the Company since May 12, 2005. Mr. Pate is President of Fisher Enterprises and J. C. Pate Engineering, located in Fayetteville, North Carolina and has a broad range of experience in all phases of construction projects, including site acquisition, economic analysis, planning, design, and project management on varied architectural and civil engineering projects. Mr. Pate has previously served as engineering manager with Exxon Oil and the U.S. Army Corps of Engineers. Areas of expertise include developing and review of design alternatives, concept designs and working drawings, and associated budgets and schedules, financing/funding alternatives, as well as value engineering. Mr. Pate has extensive experience with all facets of environmental engineering issues. Typical projects that Mr. Pate manages include airports, industrial buildings, water systems and waste water systems, landfills, fuel handling and storage facilities, locks and dams, bridges, waterways, shopping centers, marinas, docks, and wharfs, land development, condominiums and golf courses

Dr. Valgene L. Dunham has served as a Director of the Company since January 19, 2004. Dr. Dunham is also the Vice President for Grants, Contract Administration and Research Planning for Coastal Carolina University in South Carolina. In the fall semester of 2002, Dr. Dunham served as the Special Assistant to the President of Coastal Carolina University. In the summer of 2002, Dr. Dunham served as Interim Provost of Coastal Carolina University. From 1995 through 2002, Dr. Dunham served as Dean of the College of Natural & Applied Sciences of Coastal Carolina University. In 1969, Dr. Dunham received his Ph.D. in Botany from Syracuse University in New York. In 1965, Dr. Dunham received his Masters in General Science from Syracuse University in New York.

Executive officers are to be elected by the Board of Directors of Integrated Environmental Technologies, Ltd. at its Meeting of Directors held immediately following the Annual Meeting of Stockholders to serve for the ensuing year or until their successors have been elected. There are no arrangements or understandings between any officer and any other person pursuant to which the officer is to be elected.

There are no family relationships between any of the above persons.

Board of Directors’ Meetings

The Board of Directors of Integrated Environmental Technologies, Ltd. met three times during the fiscal year ended December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this filing they were all current in their filings.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of the Company’s executive officers during the last two fiscal years of the Company. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individuals that are extended in connection with the conduct of the Company’s business.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options	Others
William E. Prince (1) President/Director	2003 2004	$29,000 $67,000	-0- -0-	-0- -0-	-0- 300,000 shares (2)	-0- -0-	-0- -0-
	2005	$74,000	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Prince was appointed as an officer and director of the Company on August 27, 2003.
(2)

Of the 300,000 shares, 100,000 shares were issued to Mr. Prince as a sign on bonus for serving as an officer and director of the Company and the 200,000 shares were issued as partial compensation for the year.

Employment Agreements

William E. Prince

On January 3, 2005, we executed an Employment Agreement with William E. Prince, wherein Mr. Prince agreed to serve as the Company’s President and Chief Executive Officer. We agreed to pay Mr. Prince an annual compensation of $74,400, in equal, monthly installments payable on the 1st day of each month. The term of the agreement is for 5 years, which began on January 1, 2004 and shall end on December 31, 2009.

Marion C. Sofield

On January 3, 2005, we executed an Employment Agreement with Marion C. Sofield, wherein Ms. Sofield agreed to serve as Executive Vice President of Operations. We agreed to pay Ms. Sofield an annual compensation of $60,000, in equal, monthly installments payable on the 1st day of each month. The term of the agreement is for 5 years, which began on March 1, 2004 and shall end on December 31, 2009. We amended Ms. Sofield’s Employment Agreement to change the amount of her annual compensation from $60,000 to $72,000 effective March 1, 2005.

Steve Johnson

On February 10, 2005, we executed an Employment Agreement with Steve Johnson, wherein he agreed to be employed as the Company’s Regional Sales Manager – Southeastern Division. We agreed to pay Mr. Johnson an annual compensation of $60,000, paid monthly, plus medical insurance, car allowance, office set up in his home, and a credit card for business expenses. We also agreed to pay Mr. Johnson commission, paid quarterly on both individual sales made by Mr. Johnson and on units sold through distributors established by Mr. Johnson. We also issued Mr. Johnson a sign-on stock bonus of 10,000 shares of our restricted common stock on March 18, 2005. Effective December 31, 2005, Mr. Johnson resigned from his position.

Timothy W. Shields

On December 20, 2005, we entered into a Memorandum of Understanding with Timothy W. Shields, wherein Mr. Shields agreed to serve as Regional Sales Manager – Southeastern Division Industry Specialist. We agreed to pay Mr. Shields an annual compensation of $40,000, paid bi-weekly, plus commission on units sold through distributors, as well as on individual customers established by Mr. Shields and medical insurance. Additionally, Mr. Shields may receive cash incentives based on overall sales projections and performance of target goals listed in the agreement. The term of the agreement commenced on December 20, 2005 and will terminate on December 18, 2006.

Report of Compensation Committee

We currently do not have a compensation committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Board of Directors Report on Executive Compensation

The Board of Directors has no existing policy with respect to the specific relationship of corporate performance to executive compensation. The Board has set executive compensation at what the Board considered to be the minimal levels necessary to retain and compensate the officers of the company for their activities on the Company’s behalf.

Option Grants in Last Fiscal Year

No stock options were granted during fiscal year 2005. The Company issued restricted stock awards in lieu of stock options.

Long-Term Incentive Plan – Awards in Last Fiscal Year

No shares were issued to William E. Prince during the fiscal year 2005.

Name (a)	Number of shares, units or other rights (#) (b)	Performance or other period until maturity or payout (c)	Estimated future payouts under non-stock price-based plans
			Threshold ($ or #) (d)	Target ($ or #) (e)	Maximum ($ or #) (f)

William E. Prince	300,000 (1)	None	50,000 (2)	None	800,000 (3)

(1)	Of the 300,000 shares, 100,000 were issued as a sign-on bonus and 200,000 were issued as partial compensation for the fiscal year 2004.
(2)	Threshold: Represents the number of shares issued quarterly as partial compensation for the fiscal year 2004.
(3)

Maximum: Represents the number of shares remaining for future issuance for the next five years assuming we will continue to issue 50,000 shares to Mr. Prince per quarter. The term of Mr. Prince’s employment agreement began on January 1, 2004 and will end on December 31, 2009.

Equity Compensation Plans Information

We currently maintain equity compensation plans to allow the Company to compensate employees, directors, consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of our common stock. The following table sets forth information as of December 31, 2005 regarding outstanding shares granted under the plans, warrants issued to consultants and options reserved for future grant under the plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)

Equity compensation plans approved by stockholders	--	$ --	--

Equity compensation plans not approved by stockholders	0	$0	6,102,000 (1)

Total	0	$0	6,102,000

(1)	Includes 2,000,000 options from the 2002 plan, 102,000 shares from the 2003 plan and 4,000,000 shares from the 2004 plan, available for issuance.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for its continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to the Company in the future.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on February 3, 2006 relating to the beneficial ownership of our common stock by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following table is based on 35,197,793 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent Beneficially Owned (2)
William E. Prince, President & Director 4235 Commerce St. Little River, SC 29566	300,000	0%
Marion C. Sofield, Vice President, Secretary & Director 4235 Commerce St. Little River, SC 29566	150,000	0%
James C. Pate, Director 4235 Commerce St. Little River, SC 29566	0	0%
Dr. Valgene L. Dunham, Director 4235 Commerce St. Little River, SC 29566	2,500	0%
Paul Branagan, Director (3) 4235 Commerce St. Little River, SC 29566	102,500	0%
All Directors & Officers as a Group	555,000	2%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Rounded to the nearest whole percentage.
(3)	Mr. Branagan has elected not to stand for reelection as a member of our board of directors.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
3GC Ltd. (3) 6265 S. Stevenson Way Las Vegas, NV 89120	796,915	2%
Gary J. Grieco(3) 4660 Lightkeepers Way Little River, SC 29566	3,009,000 (4)	9%
Robert R. Lucas 414SW 51st Terr Cape Coral, FL 33914	5,700,000 (5)	16%
Beneficial Owners as a Group	9,505,915	27%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Rounded to the nearest whole percentage.
(3)	Gary J. Grieco is the sole officer, director and Stockholder of 3GC, Ltd. and has the power to direct the voting of 3GC, Ltd.’s shares.
(4)	Includes 10,000 Series “A” Warrants, 10,000 Series “B” Warrants and 300,000 Series “C” Warrants.
(5)	Includes 600,000 Series “A” Warrants, 600,000 Series “B” Warrants and 1,000,000 Series “C” Warrants.

PROPOSAL 2. Reaffirm the appointment of Weaver & Martin, LLC as auditors for the next year:

Our Board of Directors has selected Weaver & Martin, LLC as our independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations require our independent auditor to be engaged, retained, and supervised by the Board of Directors in the absence of an audit committee, our Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Weaver & Martin for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Weaver & Martin as our independent auditor for the current fiscal year. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANT

Weaver & Martin, LLC served as the Company’s principal independent public accountant for fiscal years 2005 and 2004. Representatives from that firm will not be present at the meeting of stockholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to the Company for the years ended December 31, 2005 and 2004 by Weaver & Martin, LLC were as follows:

(1) AUDIT FEES

The aggregate fees billed for professional services rendered by Weaver & Martin, LLC, for the audit of our annual financial statements and review of the financial statements included in our Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2005 and 2004 were $36,813 and $33,200, respectively.

(2) AUDIT-RELATED FEES

The aggregate fees billed by Weaver & Martin, LLC for professional services rendered for audit-related fees for fiscal years 2005 and 2004 were $10,700 and $0, respectively.

(3) TAX FEES

The aggregate fees to be billed by Weaver & Martin, LLC for professional services to be rendered for tax fees for fiscal year 2005 was $0 and for fiscal year 2004 was $0, respectively.

(4) ALL OTHER FEES

There were no other fees to be billed by Weaver & Martin LLC for the fiscal years 2005 and 2004 other than the fees described above.

(5) AUDIT COMMITTEE POLICIES AND PROCEDURES

We do not have an audit committee.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Not applicable.

PROPOSAL 3.	Transaction of other business:

The Company may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, however, as of the date of this filing, the Board of Directors knows of no matters, other than those outlined above, that will be presented for action at the Annual Meeting.

Record Date and Voting at the Annual Meeting

The Board of Directors has fixed the close of business on April 24, 2006, as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual meeting and any adjournments and postponements of the Annual meeting. On that day, there were 36,697,793 shares of Integrated Environmental Technologies, Ltd. common stock outstanding, held by approximately 136 Stockholders of record. Holders of Integrated Environmental Technologies, Ltd. common stock are entitled to one vote per share.

A majority of the issued and outstanding shares of Integrated Environmental Technologies, Ltd. common stock on the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual meeting. If a quorum is not present, the Annual meeting may be adjourned from time to time, until a quorum is present. Abstentions are counted as present for purposes of determining the presence of a quorum at the Annual meeting for the transaction of business.

Voting Procedures

Tabulation of Votes.    Votes cast by proxy or in person at the meeting will be tabulated by an election inspector to be designated at the time of the annual meeting by the Board of Directors.

Effect of an Abstention and Broker Non-Votes.    A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals.

Solicitation and Proxy Solicitors

Integrated Environmental Technologies, Ltd. will bear all expenses of the solicitation of proxies in connection with this proxy statement, including the cost of preparing and mailing this proxy statement. Integrated Environmental Technologies, Ltd. will reimburse brokers, fiduciaries, custodians and their nominees for reasonable out-of-pocket expenses incurred in sending this proxy statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Integrated Environmental Technologies, Ltd. common stock. Integrated Environmental Technologies, Ltd. Stockholder proxies may be solicited by directors, officers and employees of Integrated Environmental Technologies, Ltd., primarily through the mailing of the proxy statement.

Revocation and Use of Proxies

The enclosed proxy is solicited on behalf of the Integrated Environmental Technologies, Ltd. Board of Directors. A Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Integrated Environmental Technologies, Ltd. before the vote at the Annual meeting; (ii) executing a proxy with a later date and delivering it to Integrated Environmental Technologies, Ltd. before the vote at the Annual meeting; or (iii) attending the Annual meeting and voting in person. Any written notice of revocation should be delivered to the attention of the Corporate Secretary at Integrated Environmental Technologies, Ltd., 4235 Commerce Street, Little River, South Carolina 29566. Attendance at the Annual Meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

Subject to proper revocation, all shares of Integrated Environmental Technologies, Ltd. common stock represented at the Annual meeting by properly executed proxies received by Integrated Environmental Technologies, Ltd. will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted “FOR” approval of the Proposals.

Adjournments or Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement of the Annual meeting may be made without notice, other than by an announcement made at the Annual meeting, by approval of the holders of a majority of the votes present in person or represented by proxy at the Annual meeting, whether or not a quorum exists. Any adjournment or postponement of the Annual meeting for the purpose of soliciting additional proxies will allow Integrated Environmental Technologies, Ltd. Stockholders who have already sent in their proxies to revoke them at any time prior to their use.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Qualified Stockholders who want to have proposals presented at the next annual meeting must deliver them to the Company by December 31, 2006, in order to be considered for inclusion in next year’s proxy statement and proxy.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to bring any other business before the Annual Meeting of Integrated Environmental Technologies, Ltd. Stockholders and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of Annual Meeting. However, as to any other business that may properly come before the Annual Meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with the recommendation of the Board of Directors.

EXPENSES OF PROXY SOLICITATION

The principal solicitation of proxies will be made by mail. Expense of distributing this Proxy Statement to Stockholders, which may include reimbursements to banks, brokers, and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by Integrated Environmental Technologies, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing from Integrated Environmental Technologies, Ltd. at the following address: 4235 Commerce Street, Little River, South Carolina 29566, or by telephone at (843) 390-2500.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 24, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

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INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

PROXY

Annual Meeting of Stockholders

June 21, 2006

The undersigned appoints The Board of Directors of Integrated Environmental Technologies, Ltd. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of Stockholders of Integrated Environmental Technologies, Ltd., to be held June 21, 2006, beginning at 11:00 a.m., local time, at 4235 Commerce Street, Little River, South Carolina and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated April 24, 2006, a copy of which has been received by the undersigned, as follows:

1.	Vote	☐	Withhold Vote	☐

for the election of the following nominees as directors of the Company, to serve until the next annual meeting and until their successors are elected and qualify:

William E. Prince

Marion Sofield

James Pate

Dr. Valgene L. Dunham

Please indicate the names of those for whom you are withholding your vote:

2.	Vote	☐	Withhold Vote	☐

for the reaffirmation of Weaver & Martin LLC as auditors for the next year.

3.	In there discretion, upon any other matter that may properly come before the meeting or any adjournment hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2006	Number of Shares

Please sign exactly as

your name appears on

your stock certificate(s).

If your stock is issued in

the names of two or more

persons, all of them must

sign this proxy. If signing

in representative capacity,

please indicate your title.

Signature
Print Name Here:

Signature
Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO JUNE 19, 2006.

Mail or Fax To:
Integrated Environmental Technologies, Ltd.
4235 Commerce Street
Little River, South Carolina 29566
(843) 390-3900 (fax)